Exhibit 99.1

Press Release

INTERACTIVE DATA REPORTS SECOND-QUARTER 2011 RESULTS

BEDFORD, Mass – July 28, 2011 – Interactive Data Corporation today reported its financial results for the second quarter ended June 30, 2011. Interactive Data’s second-quarter 2011 revenue increased 11.5% to $216.3 million from $194.0 million in the second quarter of 2010. This marks the highest quarterly revenue in the Company’s history. Second-quarter 2011 revenue was reduced by $0.3 million due to the purchase accounting for the amortization of acquisition-related deferred revenue. Excluding this adjustment and the impact of changes in foreign exchange rates, Interactive Data’s organic (non-GAAP) revenue grew 8.2% from the second quarter in 2010.

Interactive Data’s second-quarter 2011 income from operations was $20.2 million, compared with income from operations of $35.5 million in the same period one year ago. Non-GAAP adjusted EBITDA (which excludes items that are either not part of the Company’s ongoing core operations, or do not require a cash outlay, or are not otherwise expected to recur in the ordinary course) for the second quarter of 2011 increased 18.9% to $81.7 million from $68.7 million in the same period one year ago. All non-GAAP financial measures with applicable reconciliations are set forth on the pages following the financial tables of this press release.

“Our strong second-quarter 2011 performance is further validation of the progress we have made across our operations in the year since Interactive Data was acquired,” stated Mason Slaine, Interactive Data’s president and chief executive officer. “We are seeing customers worldwide respond favorably to a number of key initiatives across our range of products and services. As our revenue growth helps drive higher adjusted EBITDA, we are continuing to make important investments in our technology and related technical infrastructure that we believe will help us effectively and efficiently address the evolving needs of our customers around the world over the long term.”

Segment Reporting and Related Operating Highlights

Institutional Services Segment:

•

Interactive Data Pricing and Reference Data reported second-quarter 2011 revenue of $139.3 million, an 11.4% increase over the second quarter of 2010. Excluding the reduction in revenue associated with the acquisition-related deferred revenue adjustment and the effects of foreign exchange, second-quarter 2011 organic (non-GAAP) revenue for this business increased by 8.7% from the same period last year – the sixth consecutive quarter of higher quarterly organic revenue growth for this business. Organic revenue for this business in each of the Company’s primary geographic regions continued to strengthen due in part to a combination of new sales, healthy customer retention and solid usage revenue trends. The Pricing and Reference Data business continued to make progress toward expanding and enhancing its valuation services across a range of asset classes. In addition, this business made progress with the development of its new VantageSM portal that will provide clients with extensive data and transparency into the fixed income market and the Company’s evaluations.

•

Interactive Data Real-Time Services generated second-quarter 2011 revenue of $48.7 million, which is 20.4% higher than the same quarter last year. Excluding the reduction in revenue associated with the acquisition-related deferred revenue adjustment and the effects of foreign exchange, second-quarter 2011 organic (non-GAAP) revenue for this business increased 13.7%. The organic revenue growth for this business primarily reflects rapid growth in the Interactive Data 7ticks business and improved revenue for its real-time feeds product area. During the second quarter of 2011, Interactive Data Real-Time Services continued to add new customers for its Interactive Data 7ticks services, and expand the market coverage for PlusFeedSM.

BondEdge Solutions, which was rebranded in July 2011 and was formerly known as Interactive Data Fixed Income Analytics, reported revenue for the second quarter of 2011 of $8.5 million, which was essentially unchanged from the 2010 second quarter on both a GAAP and organic (non-GAAP) basis.

Active Trader Services Segment:

•

Interactive Data’s Desktop Solutions business reported second-quarter 2011 revenue of $19.9 million, a decrease of 0.6% from the same period last year. Excluding the reduction in revenue associated with the acquisition-related deferred revenue adjustment and the effects of foreign exchange, second-quarter 2011 organic revenue decreased by 2.8%, from the second quarter of 2010 primarily as a result of 3.7% decrease in total subscribers. As of June 30, 2011, Desktop Solutions reported approximately 57,600 total subscribers as continued subscriber growth in the Market-Q platform was more than offset by lower subscriptions within its various active trader platforms.

Other Second-Quarter 2011 Financial and Operating Highlights

Effects of Foreign Exchange:

•

Interactive Data’s second-quarter 2011 revenue was favorably impacted by $6.7 million due to the effects of foreign exchange primarily resulting from a weaker US dollar against the GBP and the Euro in comparison with the second quarter of 2010. Total costs and expenses in the second quarter of 2011 were unfavorably impacted by $6.3 million as a result of the effects of foreign exchange.

Balance Sheet Highlights:

•

As of June 30, 2011, Interactive Data had cash and cash equivalents of $188.0 million, a $51.6 million increase over first-quarter 2011 levels. The Company’s total debt outstanding as of June 30, 2011, was $2.0 billion.

Exchange Offer:

•

On July 11, 2011, Interactive Data announced that the Company successfully completed its offer to exchange up to $700,000,000 aggregate principal amount of its outstanding unregistered 10  1/4% senior notes due 2018 that were issued on July 29, 2010, for an equal principal amount of 10  1/4% senior notes due 2018 that have been registered under the Securities Act of 1933 with 100% of outstanding notes exchanged.

First-Half 2011 Results

•

For the first six months ended June 30, 2011, Interactive Data reported revenue of $427.8 million, an increase of $36.9 million, or 9.5%, from $390.9 million in the same period last year. Excluding the effects of foreign exchange and the reduction in revenue associated with the deferred revenue adjustment, organic revenue grew by 7.5% during the first half of 2011.

•

Interactive Data’s first-half 2011 income from operations was $37.7 million, compared with income from operations of $80.0 million in the same period one year ago. For the first half of 2011, non-GAAP adjusted EBITDA (which excludes items that are not part of the Company’s ongoing core operations, or do not require a cash outlay, or are not otherwise expected to recur in the ordinary course) increased 14.6% to $158.5 million from $138.4 million in the same period one year ago.

Conference Call Information

Interactive Data Corporation will host a conference call to discuss the Company’s second-quarter 2011 results on Friday, July 29, 2011 at 8:30 a.m. ET. The dial-in number for the conference call is (785) 424-1057 and the related access code is 7IDCQ211. For those who cannot listen to this broadcast, a replay of the call will be available from July 29 at 12:00 p.m. until Thursday, August 4, 2011 at 12:00 p.m., and it can be accessed by dialing (402) 220-1397 or (800) 695-0671 (no access code is required).

Non-GAAP Information

In addition to presenting our results in accordance with generally accepted accounting principles (GAAP), we also disclose the following non-GAAP information:

•

Management includes information regarding organic revenue. Organic revenue excludes the contribution of businesses recently acquired (and related intercompany eliminations) if applicable, the effects of foreign currency exchange rates, and adjustments related to the amortization of acquisition-related deferred revenue. Management believes reporting organic revenue facilitates period-to-period comparisons, and provides a better understanding of underlying business trends and our future revenue growth prospects. In particular, management believes that the effects of foreign exchange or the contributions from an acquisition have the potential to impact period-to-period analyses and underlying business trends.

•

Management includes organic revenue for our Interactive Data Pricing and Reference Data, Interactive Data Real-Time Services, BondEdge Solutions (formerly Interactive Data Fixed Income Analytics) and Interactive Data Desktop Solutions businesses because management believes this additional level of detail provides further insight into underlying trends and how the individual business areas are performing. In addition, since we have historically reported revenue for these businesses to the investment community as part of our reports on Form 10-K and Form 10-Q, we believe that continuing to offer such information provides consistency in our financial reporting.

•

Management includes information regarding earnings before interest, income taxes, depreciation and amortization (EBITDA). We also include information regarding adjusted EBITDA, which we define as earnings before interest, income taxes, depreciation and amortization, stock-based compensation expense, restructuring charges and benefits, adjustments related to the amortization of acquisition-related deferred revenue, and other non-cash, non-operational or non-recurring items. In addition, management also includes information regarding pro forma adjusted EBITDA. We define this metric as earnings, excluding all of the above factors as well as other adjustments permitted under the Company’s senior secured credit facilities. Management considers these measures to be important indicators of the Company’s operational profitability and cash generation strength and a good measure of the Company’s historical operating trend because it eliminates items that are either not part of the Company’s ongoing core operations, do not require a cash outlay, or are not otherwise expected to recur in the ordinary course of business. In addition, the Company’s pro forma adjusted EBITDA measure is based on the definition of EBITDA set forth in the agreements governing the Company’s senior secured credit facilities.

•

Management includes information regarding free cash flow, which we define as adjusted EBITDA less capital expenditures. Management considers free cash flow as another important measure of the Company’s cash generation strength that supports the Company’s ability to repay its debt obligations and invest in future growth through new business development activities or acquisitions.

•

Management uses these non-GAAP financial measures, in addition to GAAP financial measures, as the basis for measuring the Company’s core operating performance and comparing such performance to that of prior periods and to the performance of our competitors. Such measures are also used by management in their financial and operating decision-making, and for forecasting and planning purposes. In addition, management also considers pro forma adjusted EBITDA to be an important indicator which can be used for the purpose of analyzing covenant compliance under the Company’s senior secured credit facilities.

•

The non-GAAP financial measures of the Company’s results of operations included in this press release should not be considered in isolation from comparable measures determined in accordance with GAAP. The non-GAAP financial measures are not meant to be considered superior to or a substitute for the Company’s results of operations prepared in accordance with GAAP. Reconciliations of such non-GAAP financial measures to the comparable GAAP financial measures are set forth in the accompanying tables. The non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Forward-looking and Cautionary Statements

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties. Forward-looking statements include all statements that are not historical statements and include our statements discussing our goals, beliefs, strategies, objectives, plans, future financial conditions, future challenges and opportunities, including our statements that we are continuing to make important investments in our technology and related technical infrastructure that we believe will help us effectively and efficiently address the evolving needs of our customers around the world over the long term. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in the company’s Annual Report on Form 10-K for the year ended December 31, 2010, under the caption “Risk Factors,” which is on file with the Securities and Exchange Commission and available in the “Investors” section of our Website under the heading “SEC Filings.” Important factors that could cause actual results to differ materially from those indicated by forward-looking statements include risks and uncertainties relating to: (i) the implementation of strategies designed to improve core revenue and profit growth; (ii) the impact of cost-cutting pressures across the industries we serve; (iii) general worldwide economic conditions and related uncertainties; (iv) consolidation of financial services companies, within and across industries, or the failure of financial institutions; (v) decline in activity levels in the securities markets, weak or declining financial performance of market participants or the failure of market participants; (vi) the intensity of competition we face; (vii) a prolonged outage at one of our data centers or other major disruptions of our computer operations or those of our suppliers; (viii) our ability to maintain relationships with our key suppliers and providers of market data; (ix) our ability to maintain our relationships with service bureaus and custodian banks and our other customers; (x) the need to develop new products and adapt to legal, regulatory, technology or other change; (xi) our cost-savings plans may not be effective or yield the expected efficiencies or may take longer than anticipated; (xii) risks related to our substantial leverage, including our ability to raise additional capital to fund operations or react to changes in the economy or our industry, and our exposure to interest rate risk due to the extent of our variable rate debt (to the extent the risk is not mitigated by our interest rate hedge and cap arrangements that may be in place and as amended from time to time); (xiii) our ability to negotiate and enter into strategic acquisitions or alliances on favorable terms, if at all, (xiv) our ability to realize the anticipated benefits from any strategic acquisitions or alliances that we enter into; (xv) we are subject to regulatory oversight and we provide services to financial institutions that are subject to regulatory oversight; (xvi) certain of our subsidiaries are subject to complex regulations and licensing requirements; (xvii) the risks of doing business internationally; (xviii) intellectual property related risks, including any allegations that we infringe the intellectual property rights of others; and (xix) our ability to attract and retain a qualified management and other key personnel. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change and, therefore, you should not rely on these forward-looking statements as representing our views as of any date subsequent to today.

About Interactive Data Corporation

Interactive Data Corporation is a trusted leader in financial information. Thousands of financial institutions and active traders, as well as hundreds of software and service providers, subscribe to our fixed income evaluations, reference data, real-time market data, trading infrastructure services, fixed income analytics, desktop solutions and web-based solutions. Interactive Data’s offerings support clients around the world with mission-critical functions, including portfolio valuation, regulatory compliance, risk management, electronic trading and wealth management. Interactive Data is headquartered in Bedford, Massachusetts and has over 2,500 employees in offices worldwide.

For more information, please visit www.interactivedata.com.

COMPANY CONTACTS
Investors:	Media:
Andrew Kramer	Brian Willinsky
781-687-8306	339-203-0769
andrew.kramer@interactivedata.com	brian.willinsky@interactivedata.com

INTERACTIVE DATA CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In thousands)

	Successor	Predecessor	Successor	Predecessor
	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
REVENUE	$216,344	$193,970	$427,800	$390,858
COSTS AND EXPENSES:
Cost of services	75,509	67,119	146,949	134,802
Selling, general and administrative	61,621	73,165	126,236	139,712
Depreciation	10,594	9,743	20,592	19,300
Amortization	48,417	8,407	96,315	17,050

Total costs and expenses	196,141	158,434	390,092	310,864

INCOME FROM OPERATIONS	20,203	35,536	37,708	79,994
Interest (expense) income, net	(38,738)	337	(80,635)	605
Other (expense) income, net	(2,387)	171	(2,738)	206
Loss on extinguishment of debt	—	—	(25,450)	—

(LOSS) INCOME BEFORE INCOME TAXES	(20,922)	36,044	(71,115)	80,805
Income tax (benefit) expense	(10,855)	10,887	(33,862)	26,123

NET (LOSS) INCOME	$(10,067)	$25,157	$(37,253)	$54,682

INTERACTIVE DATA CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2011	December 31, 2010
	(Unaudited)
ASSETS

Assets:
Cash and cash equivalents	$188,016	$123,704
Accounts receivable, net	117,469	107,067
Due from parent	—	7,500
Prepaid expenses and other current assets	32,574	21,079
Income tax receivable	21,846	40,764
Deferred income taxes	10,719	7,574

Total current assets	370,624	307,688

Property and equipment, net	108,619	110,386
Goodwill	1,651,741	1,638,268
Intangible assets, net	1,916,249	1,994,461
Deferred financing costs, net	59,249	71,827
Other assets	7,538	11,247

Total Assets	$4,114,020	$4,133,877

LIABILITIES AND EQUITY

Liabilities:
Accounts payable, trade	$14,733	$22,232
Accrued liabilities	80,511	92,020
Borrowings, current	13,450	10,088
Interest payable	30,251	30,647
Income taxes payable	11,650	5,521
Deferred revenue	33,180	24,296

Total current liabilities	183,775	184,804

Income taxes payable	10,664	11,314
Deferred tax liabilities	644,820	677,793
Other liabilities	55,011	48,130
Borrowings, net of current portion and original issue discount	1,975,533	1,959,365

Total Liabilities	2,869,803	2,881,406

Equity:
Common stock	—	—
Additional paid-in-capital	1,328,903	1,327,115
Accumulated loss	(131,516)	(94,263)
Accumulated other comprehensive income	46,830	19,619

Total Equity	1,244,217	1,252,471

Total Liabilities and Equity	$4,114,020	$4,133,877

INTERACTIVE DATA CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Unaudited

(In thousands)

	Successor	Predecessor
	Six Months Ended June 30,
	2011	2010
Cash flows provided by operating activities:
Net (loss) income	$(37,253)	$54,682
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	116,907	36,350
Amortization of discounts and premiums on marketable securities, net	—	725
Amortization of deferred financing costs and accretion of note discounts	9,027	—
Deferred income taxes	(39,213)	(7,004)
Excess tax benefits from stock-based compensation	—	(1,903)
Stock-based compensation	1,788	6,657
Provision (recovery) of reserve for doubtful accounts and sales credits	(764)	1,053
Loss on dispositions of fixed assets	126	117
Loss on extinguishment of debt	25,450	—
Changes in operating assets and liabilities, net	(6,443)	11,065

NET CASH PROVIDED BY OPERATING ACTIVITIES	69,625	101,742
Cash flows (used in) investing activities:
Purchase of fixed assets	(17,885)	(21,976)
Business acquisitions, net of acquired cash	19	(29,933)
Purchase of marketable securities	—	(64,150)
Proceeds from maturities of marketable securities	—	85,360

NET CASH (USED IN) INVESTING ACTIVITIES	(17,866)	(30,699)
Cash flows provided by financing activities:
Proceeds from exercise of stock options and employee stock purchase plan	—	23,149
Common stock cash dividends paid	—	(18,964)
Excess tax benefits from stock-based compensation	—	1,903
Proceeds from issuance of long-term debt, net of issuance costs	1,358	—
Principal payments on long-term debt	(3,363)	—
Proceeds from issuance of parent company common stock	11,850	—

NET CASH PROVIDED BY FINANCING ACTIVITIES	9,845	6,088
Effect of change in exchange rates on cash and cash equivalents	2,708	(14,141)

NET INCREASE IN CASH AND CASH EQUIVALENTS	64,312	62,990
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	123,704	209,946

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$188,016	$272,936

RECONCILIATION OF NON-GAAP MEASURES

Total Organic (Non-GAAP) Revenue

(Revenue Before Effects of Deferred Revenue Adjustment and Foreign Exchange)

(In thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2011 Successor	2010 Predecessor	Change	2011 Successor	2010 Predecessor	Change
Revenue	$216,344	$193,970	11.5%	$427,800	$390,858	9.5%
Total deferred revenue adjustment	260	—	—	901	—	—

Non-GAAP revenue before total deferred revenue adjustment	216,604	193,970	11.7%	428,701	390,858	9.7%
Total effects of foreign exchange	(6,704)	—	—	(8,536)	—	—

Total organic (non-GAAP) revenue	$209,900	$193,970	8.2%	$420,165	$390,858	7.5%

Interactive Data Pricing and Reference Data Organic (Non-GAAP) Revenue

(Revenue Before Effects of Deferred Revenue Adjustment and Foreign Exchange)

(In thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2011 Successor	2010 Predecessor	Change	2011 Successor	2010 Predecessor	Change
Interactive Data Pricing and Reference Data revenue	$139,276	$125,049	11.4%	$274,722	$251,546	9.2%
Effects of deferred revenue adjustment	136	—	—	569	—	—

Non-GAAP revenue before effects of deferred revenue adjustment	139,412	125,049	11.5%	275,291	251,546	9.4%
Effects of foreign exchange	(3,435)	—	—	(4,673)	—	—

Total organic (non-GAAP) revenue	$135,977	$125,049	8.7%	$270,618	$251,546	7.6%

Interactive Data Real-Time Services Organic (Non-GAAP) Revenue

(Revenue Before Effects of Deferred Revenue Adjustment and Foreign Exchange)

(In thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2011 Successor	2010 Predecessor	Change	2011 Successor	2010 Predecessor	Change
Interactive Data Real-Time Services revenue	$48,707	$40,467	20.4%	$95,977	$81,981	17.1%
Effects of deferred revenue adjustment	47	—	—	113	—	—

Non-GAAP revenue before effects of deferred revenue adjustment	48,754	40,467	20.5%	96,090	81,981	17.2%
Effects of foreign exchange	(2,759)	—	—	(3,172)	—	—

Total organic (non-GAAP) revenue	$45,995	$40,467	13.7%	$92,918	$81,981	13.3%

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

BondEdge Solutions (Interactive Data Fixed Income Analytics)

Organic (Non-GAAP) Revenue

(Revenue Before Effects of Deferred Revenue Adjustment and Foreign Exchange)

(In thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2011 Successor	2010 Predecessor	Change	2011 Successor	2010 Predecessor	Change
BondEdge Solutions	$8,490	$8,452	0.4%	$17,182	$17,081	0.6%
Effects of deferred revenue adjustment	14	—	—	31	—	—

Non-GAAP revenue before effects of deferred revenue adjustment	8,504	8,452	0.6%	17,213	17,081	0.8%
Effects of foreign exchange	(6)	—	—	(8)	—	—

Total organic (non-GAAP) revenue	$8,498	$8,452	0.5%	$17,205	$17,081	0.7%

Interactive Data Desktop Solutions (eSignal) Organic (Non-GAAP) Revenue

(Revenue Before Effects of Deferred Revenue Adjustment and Foreign Exchange)

(In thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2011 Successor	2010 Predecessor	Change	2011 Successor	2010 Predecessor	Change
Interactive Data Desktop Solutions (eSignal) revenue	$19,872	$20,002	-0.6%	$39,919	$40,249	-0.8%
Effects of deferred revenue adjustment	64	—	—	189	—	—

Non-GAAP revenue before effects of deferred revenue adjustment	19,936	20,002	-0.3%	40,108	40,249	-0.4%
Effects of foreign exchange	(504)	—	—	(683)	—	—

Total organic (non-GAAP) revenue	$19,432	$20,002	-2.8%	$39,425	$40,249	-2.0%

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

Non-GAAP Adjusted EBITDA and Non-GAAP Pro Forma Adjusted EBITDA1

(In thousands, except margin data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011 Successor	2010 Predecessor	2011 Successor	2010 Predecessor
Net (Loss) Income	$(10,067)	$25,157	$(37,253)	$54,682
Interest expense (income)	38,738	(337)	80,635	(605)
Other loss (income)	2,387	(171)	2,738	(206)
Income tax (benefit) expense	(10,855)	10,887	(33,862)	26,123
Depreciation and amortization	59,011	18,150	116,907	36,350

EBITDA	$79,214	$53,686	$129,165	$116,344
Adjustments:
Stock-based compensation	1,020	3,260	1,788	6,657
Merger costs	—	11,894	—	15,295
Other non-recurring charges[2]	745	—	26,656	217
Other charges[3]	704	(157)	913	(151)

Total Adjustments	2,469	14,997	29,357	22,018
Adjusted EBITDA	$81,683	$68,683	$158,522	$138,362
Adjusted EBITDA Margin[4]	37.7%	35.4%	37.0%	35.4%
Other Adjustments
Pro forma cost savings[5]	7,500	7,500	15,000	15,000

Pro Forma Adjusted EBITDA	$89,183	$76,183	$173,522	$153,362

Pro Forma Adjusted EBITDA Margin[4]	41.2%	39.3%	40.5%	39.2%

[1]

Interactive Data’s adjusted EBITDA excludes items that are either not part of the Company’s ongoing core operations, do not require a cash outlay or are not otherwise expected to recur in the ordinary course. In addition to excluding the aforementioned items, Interactive Data’s pro forma adjusted EBITDA also reflects other adjustments permitted under the Company’s senior secured credit facilities. The Company’s pro forma adjusted EBITDA measure is based on the definition of EBITDA set forth in the agreements governing the Company’s senior secured credit facilities. Please note that the sum of certain amounts may not equal the total due to rounding.

[2]	Other non-recurring charges include the impact of the deferred revenue adjustment, the loss on extinguishment of debt, and severance and retention expenses.
[3]

Other charges include management fees, earnout revaluation expense, non-cash foreign exchange expense, acquisition-related adjustments, professional fees related to the registration of the Company’s debt securities, and other costs.

[4]	Adjusted EBITDA margin and pro forma adjusted EBITDA margin are calculated by taking each EBITDA measure and dividing it by non-GAAP revenue (total revenue less deferred revenue adjustment).
[5]

Pro forma cost savings of up to a maximum of $30 million annually is an adjustment permitted under the Company’s credit agreements for activities that may include, but are not limited to, the consolidation of a number of legacy organizational silos, technology platforms and content databases.

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

Trailing Four Quarters and Trailing Twelve Months

Quarterly Non-GAAP Adjusted EBITDA and Non-GAAP Pro Forma Adjusted EBITDA1

(In thousands, except margin data)

	Three Months Ended				Trailing 12 Months Ended
	September 30,	December 31,	March 31,	June 30,	June 30,
	2010 Combined	2010 Successor	2011 Successor	2011 Successor	2011 Combined
Net loss	$(80,470)	$(46,001)	$(27,186)	$(10,067)	$(163,724)
Interest expense	31,113	47,095	41,897	38,738	158,843
Other (income) loss	(745)	382	351	2,387	2,375
Income tax benefit	(35,812)	(2,648)	(23,007)	(10,855)	(72,322)
Depreciation and amortization	36,078	51,623	57,896	59,011	204,608

EBITDA	$(49,836)	$50,451	$49,951	$79,214	$129,780

Adjustments:
Stock-based compensation	18,117	(671)	768	1,020	19,235
Merger costs	100,818	3,879	—	—	104,697
Other non-recurring charges[2]	6,609	18,131	25,911	745	51,396
Other charges[3]	1,822	1,678	209	704	4,413

Total Adjustments	127,366	23,018	26,888	2,469	179,741

Adjusted EBITDA	$77,530	$73,468	$76,839	$81,683	$309,521

Adjusted EBITDA Margin[4]	38.7%	35.1%	36.2%	37.7%	36.9%

Other Adjustments
Pro forma cost savings[5]	7,500	7,500	7,500	7,500	30,000

Pro Forma Adjusted EBITDA	$85,030	$80,968	$84,339	$89,183	$339,521

Pro Forma Adjusted EBITDA Margin[4]	42.5%	38.7%	39.8%	41.2%	40.5%

[1]

Interactive Data’s adjusted EBITDA excludes items that are either not part of the Company’s ongoing core operations, do not require a cash outlay or are not otherwise expected to recur in the ordinary course. In addition to excluding the aforementioned items, Interactive Data’s pro forma adjusted EBITDA also reflects other adjustments permitted under the Company’s senior secured credit facilities. The Company’s pro forma adjusted EBITDA measure is based on the definition of EBITDA set forth in the agreements governing the Company’s senior secured credit facilities. Please note that the sum of certain amounts may not equal the total due to rounding.

[2]	Other non-recurring charges include the impact of the deferred revenue adjustment, the loss on extinguishment of debt, and severance and retention expenses.
[3]

Other charges include management fees, earnout revaluation expense, non-cash foreign exchange expense, acquisition-related adjustments, professional fees related to the registration of the Company’s debt securities, and other costs.

[4]	Adjusted EBITDA margin and pro forma adjusted EBITDA margin are calculated by taking each EBITDA measure and dividing it by non-GAAP revenue (total revenue less deferred revenue adjustment).
[5]

Pro forma cost savings of up to a maximum of $30 million annually is an adjustment permitted under the Company’s credit agreements for activities that may include, but are not limited to, the consolidation of a number of legacy organizational silos, technology platforms and content databases.

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

Non-GAAP Free Cash Flow

(In thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2011 Successor	2010 Predecessor	Change	2011 Successor	2010 Predecessor	Change
Adjusted EBITDA	$81,683	$68,683	18.9%	$158,522	$138,362	14.6%
Capital Expenditures	10,093	10,404	-3.0%	17,885	21,976	-18.6%

Free Cash Flow	$71,590	$58,279	22.8%	$140,637	$116,386	20.8%

Pro forma adjusted EBITDA	$89,183	$76,183	17.1%	$173,522	$153,362	13.1%
Capital Expenditures	10,093	10,404	-3.0%	17,885	21,976	-18.6%

Free Cash Flow	$79,090	$65,779	20.2%	$155,637	$131,386	18.5%